EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contacts:

David Carlson	Michael Newman
Executive Vice President and Chief Financial Officer	Investor Relations
LaCrosse Footwear, Inc.	StreetConnect, Inc.
503-262-0110 ext. 1331	800-654-3517
BOOT@stct.com

LACROSSE FOOTWEAR ANNOUNCES RECORD PRELIMINARY RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2010
Fourth Quarter Sales Expected to be Up Approximately 23% Year-over-Year; Stronger Demand in Both Work and Outdoor Markets
PORTLAND, Ore., January 5, 2011 (BUSINESS WIRE) — LaCrosse Footwear, Inc. (Nasdaq:BOOT), a leading provider of premium, branded footwear for work and outdoor users, announced its preliminary, unaudited sales results for the quarter and year ended December 31, 2010.
For the fourth quarter of 2010, LaCrosse expects to report net sales of approximately $52.1 million, up approximately 23% from the same period of 2009. For the full year 2010, net sales are expected to be approximately $150.6 million, up approximately 8% from 2009.
Sales for the fourth quarter of 2010 increased strongly in both the work and outdoor markets. Work sales are expected to be approximately $31.2 million for the quarter, up approximately 24% from the same period in 2009. Outdoor sales are expected to be approximately $20.9 million for the quarter, up approximately 21% from the same period in 2009.
“We’re very pleased to see strong sales growth in the fourth quarter of 2010 driven by increasing demand across both the work and outdoor markets,” said Joseph P. Schneider, president and CEO of LaCrosse Footwear, Inc. “We saw increased demand across all of our channels, reflecting the success of our continued focus on developing innovative footwear.”
Cowen and Company 9th Annual Consumer Conference Presentation
LaCrosse plans to present at Cowen and Company’s 9th Annual Consumer Conference on Tuesday, January 11, 2011 at 10:30 AM Pacific (1:30 PM Eastern). A webcast of the Company’s presentation will be available at www.lacrossefootwearinc.com under “Investor Events.”

Fourth Quarter and Year End 2010 Conference Call
LaCrosse plans to report its final results for the fourth quarter and the full year of 2010 after market close on February 1, 2011. On that day, LaCrosse will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call and an archived replay will be available at www.lacrossefootwearinc.com under “Investor Events” or by calling 877-941-6009 or +1 480-629-9770. A replay will be available by calling 800-406-7325 or +1 303-590-3030 (Access Code: 4398250). The archived replay will be available for 48 hours after the call.
About LaCrosse Footwear, Inc.
LaCrosse Footwear, Inc. (the “Company”) is a leading developer and marketer of branded, premium and innovative footwear for work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are sold to a network of specialty retailers and distributors in the United States, Canada, Europe and Asia. Work consumers include people in law enforcement, transportation, mining, oil and gas exploration and extraction, construction, military services and other occupations that require high-performance and protective footwear as a critical tool for the job. Outdoor consumers include people active in hunting, outdoor cross-training, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products, please visit our Internet websites at www.lacrossefootwear.com and www.danner.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.
Forward-Looking Statements
All statements, other than statements of historical facts, included in this release, including without limitation, statements regarding the Company’s expected results of operations for the quarter and year ended December 31, 2010 and any statements regarding increasing demand for the Company’s products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could” and other terms of similar meaning, typically identify such forward-looking statements. The Company assumes no obligation to update or revise any forward-looking statements to reflect the occurrence or non-occurrence of future events or circumstances.
Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Risk factors and other uncertainties which may directly impact the outcome of the forward-looking statements included in this release include possible adjustments to the preliminary results reported herein, lower than anticipated demand for our products and the other “risk factors” included in our 2009 Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q for 2010.

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